UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 25, 2012
Date of Report (Date of earliest event reported)

BCM ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53176	47-0948014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 St. Charles, Floor 3
New Orleans, LA		70130
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (504) 264-5160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 25, 2012, the Company acquired the Dowdy, A.E. and Parish leases (Guadalupe County, TX) from Elliptical Oilfield Services, LLC ("Elliptical"). In exchange for these leases, the Company agreed to issue 200,000 shares of common stock to Elliptical valuing the transaction at $300,000.

Development for these leases should cost approximately $1,200,000 and would be funded through new equity investments managed by BCM Energy Partners, Inc, or one of its affiliates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCM ENERGY PARTNERS, INC.

Date: February 1, 2012	By:	/s/ David M. Beach
	Name:	David M. Beach
	Title:	Chief Financial Officer